UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 24, 2011

Arrhythmia Research Technology, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of Incorporation or organization)	1-9731 (Commission File Number)	72-0925679 (I.R.S. Employer Identification Number)

25 Sawyer Passway
Fitchburg, MA 01420
(Address of principal executive offices and zip code)

(978) 345-5000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On June 24, 2011, the Board of Directors of Arrhythmia Research Technology, Inc. (the "Company") adopted an amendment to the Company’s Amended and Restated By-laws (the “By-laws”) to add a new section 8 of Article III. The section authorizes the Board of Directors, at its discretion, to designate by resolution any former or resigning Director who served as a Director of the Corporation for a minimum of fifteen (15) years as a Director Emeritus. The summary of the amendment made to the existing By-laws of the Corporation is not intended to be complete and is qualified in its entirety to the Amended and Restated By-laws as amended, attached as Exhibit 3.2 to this Current Report on Form 8-K.
The Board of Directors also appointed Dr. Julius Tabin Director Emeritus of the Corporation in recognition of his contributions during his over 20 years service as a Director and in appreciation for his loyal and dedicated service, such appointment to be effective concurrent with his retirement as a Director of the Corporation, to serve in such position in accordance with Article III, Section 8 of the By-laws, as amended, until the next annual meeting of the Board of Directors and renewing thereafter annually unless otherwise determined by the Board.

Item 9.01    Financial Statements and Exhibits.
(d)    Exhibits.
Exhibit No.    Description
3.2    Amended and Restated Bylaws.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fitchburg, Commonwealth of Massachusetts, on the 1st day of July, 2011.

ARRHYTHMIA RESEARCH TECHNOLOGY, INC.

By: /s/ David A. Garrison
David A. Garrison
Executive Vice President and
Chief Financial Officer

Exhibit Index

Exhibit    Description
3.2    Amended and Restated Bylaws.